                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                  EXCHANGE ACT OF 1934 (AMENDMENT NO.       )

FILED BY THE REGISTRANT /X/       FILED BY A PARTY OTHER THAN THE REGISTRANT / /

--------------------------------------------------------------------------------

Check the appropriate box:
/ / Preliminary Proxy Statement
/X/ Definitive Proxy Statement
/ / Definitive Additional Materials
/ / Soliciting Material Pursuant to sec.240.14a-11(c) or sec.240.14a-12 / / Confidential, for Use of the Commission Only (as permitted by Rule
    14a-6(e)(2))

                            FILENE'S BASEMENT CORP.
                (Name of Registrant as Specified In Its Charter)


    (Name of Person(s) Filing Proxy Statement, if Other than the Registrant)

PAYMENT OF FILING FEE (CHECK THE APPROPRIATE BOX):
/X/ No fee required.
/ / Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

    4) Proposed maximum aggregate value of transaction:

    5) Total fee paid:

/ / Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule
    0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1) Amount Previously Paid:

    2) Form, Schedule or Registration Statement No.:

    3) Filing Party:

    4) Date Filed:

--------------------------------------------------------------------------------

                            FILENE'S BASEMENT CORP.
                                40 WALNUT STREET
                         WELLESLEY, MASSACHUSETTS 02181

May 20, 1998

Dear Stockholder:

     We cordially invite you to attend our 1998 Annual Meeting of Stockholders, which will be held at 2:00 p.m. on Thursday, June 25, 1998 at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts.

     We hope that you will join us on June 25, but we know that every stockholder will not be able to do so. Whether or not you plan to attend, please return your signed proxy as soon as possible.

                                           Sincerely,

                              /s/ Samuel J. Gerson
             ------------------------------------------------------
                                SAMUEL J. GERSON
                                  Chairman and
                            Chief Executive Officer

                              /s/ W. Jay Carothers
             ------------------------------------------------------
                                W. JAY CAROTHERS
                                 President and
                            Chief Operating Officer

                            FILENE'S BASEMENT CORP.

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 25, 1998

     Notice is hereby given that the Annual Meeting of Stockholders of Filene's Basement Corp. will be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on Thursday, June 25, 1998 at 2:00 p.m. for the following purposes:

           1. To elect three Class I directors to serve until the year 2001 Annual Meeting of Stockholders.

           2. To transact such other business as may properly come before the meeting and any and all adjourned sessions thereof.

     The Board of Directors has no knowledge of any other business to be transacted at the Meeting.

     Only stockholders of record at the close of business on May 6, 1998 are entitled to notice of and to vote at the Annual Meeting and any and all adjourned sessions thereof.

     A copy of the Company's Annual Report to Stockholders for the year ended January 31, 1998, which contains consolidated financial statements and other information of interest to stockholders, accompanies this Notice and the enclosed Proxy Statement.

                                        By order of the Board of Directors,

                                     /s/ Steven R. Siegel
                                        STEVEN R. SIEGEL, Clerk

Wellesley, Massachusetts
May 20, 1998

     IT IS IMPORTANT THAT YOUR STOCK BE REPRESENTED AT THE MEETING. PLEASE SIGN AND RETURN THE ENCLOSED PROXY AS PROMPTLY AS POSSIBLE WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING IN PERSON. NO POSTAGE NEED BE AFFIXED IF THE PROXY IS MAILED IN THE UNITED STATES.

                            FILENE'S BASEMENT CORP.
                            ------------------------

                         ANNUAL MEETING OF STOCKHOLDERS

                          TO BE HELD ON JUNE 25, 1998
                            ------------------------

                                PROXY STATEMENT

     The enclosed proxy is solicited on behalf of the Board of Directors of Filene's Basement Corp. (the "Company") for use at the Annual Meeting of Stockholders (the "Annual Meeting") to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts, on June 25, 1998 at 2:00 p.m. and at any and all adjourned sessions thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about May 20, 1998. A proxy may be revoked by a stockholder, at any time before it is voted, (i) by returning to the Company another properly signed proxy representing such shares and bearing a later date, (ii) by otherwise delivering a written revocation to the Clerk of the Company, or (iii) by attending the Annual Meeting or any adjourned session thereof and voting the shares covered by the proxy in person. Shares represented by the enclosed proxy properly executed and returned, and not revoked, will be voted at the Annual Meeting.

     The expense of soliciting proxies will be borne by the Company. Officers and regular employees of the Company may solicit proxies but receive no compensation for solicitation in addition to their regular salaries. In addition to the solicitation of proxies by use of the mails, the Company may use the services of its officers and regular employees to solicit proxies personally and by mail, telephone and telegram from brokerage houses and other stockholders. The Company will reimburse brokers and other persons for their reasonable costs and expenses in forwarding soliciting materials to their principals.

     In the absence of contrary instructions, the persons named as proxies will vote in accordance with the intentions stated below. The holders of record of shares of the Company's Common Stock, par value $.01 per share (the "Common Stock"), as of the close of business on May 6, 1998 are entitled to receive notice of and to vote at the Annual Meeting. As of May 6, 1998, the Company had issued and outstanding 20,894,114 shares of Common Stock. Each such share of Common Stock is entitled to one vote on each matter to come before the Annual Meeting.

     Consistent with the laws of the Commonwealth of Massachusetts and under the Company's By-laws, a majority of the shares entitled to be cast on a particular matter, present in person or represented by proxy, constitutes a quorum as to such matter. Votes cast by proxy or in person at the Annual Meeting will be counted by persons appointed by the Company to act as election inspectors for the meeting. The affirmative vote of the holders of a plurality of the votes cast by the stockholders entitled to vote at the Annual Meeting is required for the election of directors. The election inspectors will count shares represented by proxies that withhold authority to vote for a nominee for election as a director or that reflect abstentions or "broker non-votes" (i.e., shares represented at the meeting held by brokers or nominees as to which (i) instructions have not been received from the beneficial owners or persons entitled to vote and (ii) the broker or nominee does not have the discretionary voting power on a particular matter) only as shares that are present and entitled to vote on the matter for purposes of determining the presence of a quorum, but neither abstentions nor broker non-votes have any effect on the outcome of voting on the election of directors.

     THE ANNUAL REPORT OF THE COMPANY, INCLUDING CONSOLIDATED FINANCIAL STATEMENTS FOR THE YEAR ENDED JANUARY 31, 1998, IS BEING MAILED TO THE COMPANY'S STOCKHOLDERS WITH THIS PROXY STATEMENT. THE COMPANY WILL, UPON WRITTEN REQUEST OF ANY STOCKHOLDER, FURNISH WITHOUT CHARGE A COPY OF ITS ANNUAL REPORT ON FORM 10-K FOR THE YEAR ENDED JANUARY 31, 1998, AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION (THE "SEC"), WITHOUT EXHIBITS. EXHIBITS WILL BE PROVIDED UPON WRITTEN REQUEST AND PAYMENT OF AN APPROPRIATE PROCESSING FEE. PLEASE ADDRESS ALL SUCH REQUESTS TO THE COMPANY, ATTENTION: INVESTOR RELATIONS, 40 WALNUT STREET, WELLESLEY, MASSACHUSETTS 02181.

                      PROPOSAL 1 -- ELECTION OF DIRECTORS

     The Board of Directors has fixed the number of directors at eight. The Company's Restated Articles of Organization and By-laws provide for the classification of the Board of Directors into three classes with the term of office of one class expiring each year. Unless otherwise instructed, the enclosed proxy will be voted to elect the nominees named below as Class I directors for a term of three years expiring at the 2001 Annual Meeting of Stockholders or until their respective successors are duly elected and qualified. If any nominee should become unavailable, such proxy will be voted for a substitute nominee designated by management, unless instructions are given to the contrary, or the directors will fix the number of directors at seven (or less if more than one nominee becomes unavailable). Management does not anticipate that any nominee will become unavailable. The nominees as Class I directors, and the incumbent Class II and Class III directors, are as follows:

                         NOMINEES AS CLASS I DIRECTORS
                               TERMS EXPIRE 2001

SAMUEL J. GERSON, 56
Chairman, Chief Executive Officer and Director

     Samuel J. Gerson became Chairman, Chief Executive Officer and a director of the Company in 1988, having served as Chairman and Chief Executive Officer of the Filene's Basement division of Federated Department Stores, Inc. from January 1984 until the acquisition of that division by the Company in 1988. Mr. Gerson is a director of ASAHI America, Inc. and Bon Ton Stores, Inc., as well as a trustee associate of Boston College.

ROBERT P. HENDERSON, 67
Director

     Robert P. Henderson is a general partner of Greylock Capital Limited Partnership and a managing partner of Greylock Limited Partnership, both venture capital partnerships. He has been associated with Greylock since 1983. Mr. Henderson has been a director of the Company since 1988. He is also a director of Allmerica Financial Corporation and Cabot Corporation.

PAUL D. PAGANUCCI, 67
Director

     Paul D. Paganucci has been the Chairman of the Board of Ledyard National Bank in Hanover, New Hampshire since 1991. From 1986 to 1991, he held a number of managerial positions at W.R. Grace & Co., including Executive Vice President, Vice Chairman and, later, Chairman of the Executive Committee and a Director. Mr. Paganucci became a director of the Company in 1992, and is also a director of Allmerica Securities Trust and IGI, Inc., and a trustee of Urstadt Biddle Properties (formerly HRE properties).

     THE BOARD OF DIRECTORS OF THE COMPANY RECOMMENDS THAT THE COMPANY'S STOCKHOLDERS VOTE FOR THE ELECTION OF THE THREE NOMINEES NAMED ABOVE AS CLASS I DIRECTORS OF THE COMPANY.

                               CLASS II DIRECTORS
                               TERMS EXPIRE 1999

MONE ANATHAN, III, 59
Vice Chairman, Chairman of the Executive Committee and Director

     Mone Anathan, III became Vice Chairman of the Board of Directors and Chairman of the Executive Committee in June 1997, after previously serving as Chief Operating Officer, President and a director of the Company since 1988. Previously, Mr. Anathan served as President of the Filene's Basement division of Federated Department Stores, Inc. from February 1984 until the acquisition of that division by the Company in 1988. Mr. Anathan is a director of Brookstone Company, Inc., Harvard Pilgrim Health Care and Beth Israel Hospital.

HAROLD LEPPO, 61
Director

     Harold Leppo has been the Chief Executive Officer of Harold Leppo and Company, a retail consulting firm in Stamford, Connecticut, since 1988. Prior to that, he held a number of managerial positions at Lord & Taylor and Allied Stores, Inc., including President and Chief Operating Officer of Lord & Taylor in 1987 and Executive Vice President of Allied Stores in 1988. Mr. Leppo became a director of the Company in 1992, and is also a director of Salant, Inc.

                              CLASS III DIRECTORS
                               TERMS EXPIRE 2000

W. JAY CAROTHERS, 46
President, Chief Operating Officer and Director

     W. Jay Carothers became Chief Operating Officer, President and a director of the Company in June, 1997. From 1994 until he joined the Company in 1997, Mr. Carothers had served as President of Federated Merchandising Group. From 1992 to 1994, he was Vice Chairman of Macy's Corporate Product Development and World Wide Sourcing. Prior to that he served as Vice President, Operations of the Izod LaCoste Gant Eagle Division of Crystal Brands and as a director and Chief Financial Officer -- International, of Mast Industries -- Far East Division. Mr. Carothers is a member of the International Advisory Board of Auburn University and is a director of the Metropolitan New York USO.

JOHN EYLER, 50
Director

     John Eyler became a director of Filene's Basement Corp. in 1994. Mr. Eyler has been Chairman and Chief Executive Officer of FAO Schwarz since June 1992. From 1989 to 1992, he served as Chief Executive Officer of the retail subsidiary of Chicago-based Hartmarx. From 1983 to 1989, he was the Chairman/CEO of MainStreet, a division of Federated Department Stores, Inc.

DORSEY R. GARDNER, 55
Director

     Dorsey R. Gardner became a director of Filene's Basement Corp. in 1996. Mr. Gardner has been President of Kelso Management, a Boston-based investment management firm, since 1980. Mr. Gardner is also a director of Crane Company, Medusa Corporation and Medicus Systems Corp.

               BENEFICIAL OWNERSHIP OF CERTAIN BENEFICIAL OWNERS,
                        EXECUTIVE OFFICERS AND DIRECTORS

     The following table sets forth, as of February 28, 1998, certain information with respect to the beneficial ownership of shares of Common Stock owned by (i) persons or groups which are known to be the beneficial owners of more than 5% of the Company's Common Stock, (ii) each executive officer named in the Summary Compensation Table below, (iii) each director and director nominee of the Company and (iv) all executive officers and directors of the Company as a group. Except as noted below, each of the persons listed has sole investment and voting power with respect to the shares indicated and the address of each of the persons listed is c/o the Company, 40 Walnut Street, Wellesley, Massachusetts 02181.

                                                                     COMMON STOCK
                                                                  BENEFICIALLY OWNED
                                                              --------------------------
                                                              NUMBER OF     PERCENTAGE
                                                              SHARES(1)   OUTSTANDING(2)
                                                              ---------   --------------
FMR Corp.(3)................................................  1,927,310         9.2%
  82 Devonshire Street, Boston, MA 02109
Dimensional Fund Advisors Inc.(4)...........................  1,301,200         6.2%
  1299 Ocean Avenue, 11th Floor,
  Santa Monica, CA 90401
Heartland Advisors, Inc. (5)................................  1,233,900         5.9%
  790 North Milwaukee Street,
  Milwaukee, WI 53202
Merrill Lynch Asset Management L.P.(6)......................  1,160,000         5.6%
  800 Scudders Mill Road,
  Plainsboro, NJ 08536
Samuel J. Gerson(7).........................................  1,213,896         5.6%
Mone Anathan, III(8)........................................    941,360         4.4%
W. Jay Carothers............................................      5,000          **
John Eyler(9)...............................................     12,500          **
Dorsey R. Gardner(10).......................................      3,500          **
Robert P. Henderson(11).....................................    127,732          **
Harold Leppo(12)............................................     14,500          **
Paul D. Paganucci(13).......................................     12,984          **
Steven R. Siegel(14)........................................     34,230          **
All executive officers and directors as a group (9
  persons)(15)..............................................  2,365,702        10.7%

---------------

  ** Less than one percent.

 (1) Beneficial ownership is determined pursuant to Rule 13d-3 under the Securities Exchange Act of 1934. Accordingly, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise, has or shares the power to vote such security or the power to dispose of such security. The amounts set forth above as beneficially owned include shares owned, if any, by spouses and relatives living in the same home, as to which beneficial ownership may be disclaimed. The amounts set forth as beneficially owned also include shares of Common Stock which such persons had the right to acquire within 60 days of February 28, 1998, pursuant to stock options previously granted.

 (2) Percentages are calculated on the basis of 20,894,114 shares of Common Stock outstanding as of February 28, 1998, plus any shares of Common Stock subject to stock options held by the individual that were exercisable within 60 days of February 28, 1998.

 (3) The information in the table and in this footnote is based solely upon information contained in a Schedule 13G/A, dated February 14, 1998 filed by FMR Corp. as a parent holding company. Fidelity Management & Research Company ("Fidelity"), a wholly-owned subsidiary of FMR Corp. and an investment adviser under the Investment Company Act of 1940 (the "1940 Act"), is the beneficial owner of 1,927,310 shares of the Company's Common Stock as a result of acting as investment adviser to Fidelity Value Fund (the "Fund"), an investment company registered under the 1940 Act, Edward
     C. Johnson 3d, Chairman of FMR Corp., FMR Corp., through its control of Fidelity, and the Fund each has sole power to dispose of the 1,927,310 shares owned by the Fund. Neither FMR Corp. nor Mr. Johnson has the sole power to vote or direct the voting of the shares owned directly by the Fund, which power resides with the Fund's Board of Trustees. Fidelity carries out the voting of the shares under written guidelines established by the Fund's Board of Trustees. Mr. Johnson and members of his family and trusts for their benefit form a controlling group with respect to FMR Corp.

 (4) The information contained in the table and in this footnote is based solely upon information contained in a Schedule 13G dated February 6, 1998 filed by Dimensional Fund Advisors Inc. ("Dimensional"). Dimensional, a registered investment adviser, is deemed to have beneficial ownership of 1,301,200 shares of the Company's Common Stock, all of which shares are held in portfolios of DFA Investment Dimensions Groups Inc., a registered open-end investment company, or in series of the DFA Investment Trust Company, a Delaware business trust, or the DFA Group Trust and DFA Participation Group Trust, investment vehicles for qualified employee benefit plans, to all of which Dimensional serves as investment manager. Dimensional has sole voting power with respect to 858,650 shares and sole dispositive power with respect to 1,301,200 shares. Dimensional disclaims beneficial ownership of all such shares.

 (5) The information contained in the table and in this footnote is based solely upon information contained in a Schedule 13G dated January 23, 1998 filed by Heartland Advisors, Inc. ("Heartland"). Heartland, an investment adviser registered under the 1940 Act, is deemed to have beneficial ownership of 1,233,900 shares of the Company's Common Stock. Heartland has sole dispositive and voting power with respect to 1,233,900 shares of Common Stock.

 (6) The information contained in the table and in this footnote is based solely upon information contained in a Schedule 13G/A, dated January 29, 1998, filed by Princeton Services, Inc. ("PSI"), Merrill Lynch Asset Management L.P. d/b/a Merrill Lynch Asset Management ("MLAM") and Merrill Lynch Global Allocation Fund, Inc. ("MLGAF"). PSI is the parent holding company of MLAM, an investment adviser registered under the 1940 Act. MLAM acts as investment adviser to investment companies, including MLGAF, and private accounts. PSI and MLAM have shared voting and dispositive power over 1,160,000 shares. PSI disclaims beneficial ownership of all such shares. MLGAF has shared voting and dispositive power over 1,110,000 shares.

 (7) Includes 618,100 shares issuable upon the exercise of stock options.

 (8) Includes 618,100 shares issuable upon the exercise of stock options.

 (9) Includes 7,500 shares issuable upon the exercise of stock options.

(10) Consists of 3,500 shares issuable upon the exercise of stock options.

(11) Includes 13,500 shares issuable upon the exercise of stock options.

(12) Includes 13,500 shares issuable upon the exercise of stock options.

(13) Includes 11,000 shares issuable upon the exercise of stock options.

(14) Includes 28,750 shares issuable upon the exercise of stock options.

(15) Includes 1,313,950 shares issuable upon the exercise of stock options .

           BOARD OF DIRECTORS, DIRECTOR COMPENSATION, AND COMMITTEES

     During the Company's fiscal year ended January 31, 1998, the Board of Directors of the Company held five meetings. Each director attended at least 75% of the meetings of the Board and the Committees of which he is a member. Each director who was not a full-time employee of the Company received an annual retainer of $15,000 for his services as a director.

     Pursuant to the Company's 1993 Stock Option Plan for Non-Employee Directors (the "Director Option Plan"), each of the directors who is not an employee of the Company and who served on the Board (an "Eligible Director") on June 30, 1993 received an option to purchase 12,500 shares of Common Stock at a per share option price of $8.13, and each individual who thereafter becomes an Eligible Director for the first time will be granted, on the date of his or her initial appointment or election as a director, an option to acquire 12,500 shares of Common Stock. Each Eligible Director who receives an initial grant as described above will be granted, on the date of the annual meeting that follows by five years the date of his or her initial grant, an option to acquire an additional 12,500 shares of Common Stock, provided the director is continuing in office and the date of such later annual meeting occurs prior to April 6, 2003.

     The exercise price of all options granted to non-employee directors under the Director Option Plan is the fair market value of the Common Stock on the date of the grant. The Company receives no consideration for the grants themselves. The exercise price may be paid in cash, by tendering shares of Common Stock, by delivering an undertaking by a broker to deliver promptly sufficient funds to pay the exercise price or by any combination of the foregoing. Each option will expire 10 years after the date of grant and will become exercisable on a cumulative basis as to one fifth of the shares covered by the option on each of the first, second, third, fourth and fifth anniversaries of the date of grant. A total of 250,000 shares of Common Stock has been reserved for issuance under the Director Option Plan, subject to adjustment for stock splits and similar events. In addition to stock option grants made under the Director Option Plan, each non-employee director serving on the Board on December 6, 1996 was granted an option to purchase 5,000 shares of Common Stock at a price of $4.81 per share.

     The Audit Committee, which held two meetings during fiscal 1997, reviews with management and the independent public accountants the Company's financial statements, the accounting principles applied in their preparation, the scope of the audit, any comments made by the independent public accountants upon the financial condition of the Company and its accounting controls and procedures, and such other matters as the Committee deems appropriate. In addition, the Committee reviews with management such matters relating to compliance with corporate policies as the Committee deems appropriate. Messrs. Eyler, Leppo and Gardner served on the Audit Committee during fiscal 1997.

     The Compensation Committee, which held two meetings during fiscal 1997, reviews the operation of the Company's 1988 Stock Option Plan, 1990 Equity Incentive Plan and 1990 Employee Stock Purchase Plan, retirement benefit programs, and related programs of the Company, and reviews the cash compensation and employment arrangements of the Company's executive officers. Messrs. Henderson, Paganucci and Leppo served on the Compensation Committee during fiscal 1997.

     The Company does not have a Nominating Committee.

                             EXECUTIVE COMPENSATION
         REPORT OF THE COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

     The Compensation Committee of the Board of Directors (the "Compensation Committee") has furnished the following report on executive compensation.

OVERVIEW

     In fiscal 1997, the Compensation Committee consisted of Messrs. Henderson, Paganucci and Leppo, all of whom are outside directors of the Company. The Compensation Committee is generally responsible for developing the Company's executive compensation policies, including awards of equity-based compensation. The Compensation Committee also determines the extent to which the performance-based criteria for salary increases, annual bonuses and long-term incentives have been achieved, except that salary increases and bonus compensation of executives other than Messrs. Gerson, Anathan and Carothers are generally determined by Messrs. Gerson and Carothers and then reviewed with the Compensation Committee.

     The Company's executive compensation program has been designed to accomplish two principal goals. The first goal is to provide direct and quantifiable links between executives' compensation and the performance of the Company, thereby aligning the interests of the Company's executives with those of its stockholders. The second goal is to provide a competitive compensation package that will enable the Company to attract and retain the executives needed to achieve desired performance. Because of the critical importance of the second goal, the Compensation Committee (and Messrs. Gerson and Carothers, in the case of compensation determined by them) retain the ultimate discretion to award any element of compensation, even if specified criteria for such compensation are not met. Where applicable, the Compensation Committee also takes into account employment agreements between an executive officer and the Company. (See "Employment Agreements" below.) The Compensation Committee expects to review the executive compensation program from time to time and to make changes where appropriate.

     Section 162(m) of the Internal Revenue Code limits the tax deductibility of compensation paid to certain executive officers to $1 million annually, unless certain requirements are met. The Compensation Committee's policy is to consider the net cost to the Company when making all compensation decisions; accordingly, the deductibility of executive compensation for tax purposes is a significant, but not controlling, consideration when structuring executive compensation. To the extent desirable and feasible under the circumstances, executive compensation will be structured to be deductible; other considerations, however, including the need to attract and retain highly qualified executives and competitive compensation practices, may make the payment of non-deductible compensation appropriate.

EXECUTIVE OFFICER COMPENSATION PROGRAM

     The Company's compensation program for executive officers named in the Summary Compensation Table (in this report, the "Executives") consists primarily of annual cash compensation (including increases to base salary and an annual cash bonus) and equity incentives. The Compensation Committee and Messrs. Gerson, Carothers and Siegel periodically review proxy statement compensation disclosures in addition to proprietary and other publicly available compensation data of other companies in order to ensure the Company's compensation program remains effective in achieving the goals outlined above. (See "Overview" above.)

     Base Salary. The minimum levels of base salaries for the Executives were established in employment agreements entered into in 1992, in the case of Messrs. Gerson and Anathan, in 1994, in the case of Mr. Siegel, and in 1997, in the case of Mr. Carothers, and are subject to upward adjustment by the Company. (See "Employment Agreements" below.)

     Increases in Base Salary. The amount of any annual increase in an Executive's base salary depends primarily on the extent of the achievement of pre-determined, quantifiable objectives during the preceding fiscal year. A secondary consideration for salary increases is to insure that the Company provides competitive compensation packages in order to retain the quality of executives needed. Any salary increases will be prospective only. At the beginning of each fiscal year, these objectives, together with a pre-determined matrix of salary increases payable at various levels of performance, are determined by the Compensation Committee for each of Messrs. Gerson, Anathan, and Carothers. Messrs. Gerson and Carothers determine the objectives and the matrix for the balance of the organization. Generally, such objectives include goals related to sales (including, in the case of some Executives, both total sales and improvement in comparable store sales), profitability and success in implementation of changes in the Company's business strategy. For fiscal 1997, these objectives and their relative weights for Mr. Siegel varied based on the judgment of Messrs. Gerson and Carothers as to the ability of Mr. Siegel, given his position, to influence attainment of the particular objectives. For fiscal 1997, the Compensation Committee established the following predetermined objectives and their relative weights for Messrs. Gerson, Anathan, and
Carothers: 30% for total sales, 40% for earnings per share and 30% for strategic repositioning. Based upon the predetermined objectives and applicable matrices for fiscal 1996, Messrs. Gerson, Anathan and Siegel received increases in their base salaries for fiscal 1997. Based upon the predetermined objectives and applicable matrices for fiscal 1997, Mr. Siegel received an increase in his base salary for fiscal 1998.

     Annual Bonus. The amount of annual bonuses for Executives reflects the extent of achievement, during the fiscal year to which the bonus relates, of predetermined, quantifiable objectives. At the beginning of each fiscal year, these objectives are determined, together with a matrix of bonus levels payable at various levels of performance, by the Compensation Committee for each of Messrs. Gerson, Anathan and Carothers. Messrs. Gerson and Carothers determine the objectives for Mr. Siegel. The objectives initially established for determination of bonuses for fiscal 1997 were generally similar in type to, and developed for each Executive in a manner similar to that used to develop, the objectives for determining whether to increase base salaries for fiscal 1997. Based upon the pre-determined objectives and applicable matrices for fiscal 1997, no bonuses were awarded to Messrs. Gerson, Anathan or Carothers, and a bonus was paid to Mr. Siegel.

     Equity Incentive. Stock options are the principal equity incentive of the Company and are designed to attract and retain executives who can make significant contributions to the Company's success, reward executives for such contributions and give executives a longer-term incentive to increase stockholder value. The size and frequency of option grants are determined by the Compensation Committee at its discretion, taking into account individual performance and responsibilities (but without any specific performance measures), retention considerations and general industry practice. The Compensation Committee considers the size of the equity positions of grantees in making awards, but there are no specific goals with respect to this factor. All outstanding options have been granted with a ten-year term and an exercise price equal to 100% of the fair market value of the Company's Common Stock on the grant date. In 1997, the Company granted stock options to Messrs. Carothers and Siegel to purchase 300,000 shares and 10,000 shares, respectively. These options vest over four years, in equal annual installments.

     As a general rule, the Compensation Committee reserves restricted stock for special circumstances, including, but not limited to, executive retention purposes and reward of high levels of executive performance. No restricted stock was awarded to any executive in 1997. In addition, the Company's equity incentive plans authorize other types of equity-related compensation, such as unrestricted stock, stock appreciation rights, deferred stock grants and performance awards. The Compensation Committee to date has not used any such methods, but may do so in the future.

     Any value received by an executive from an option grant and any increase in the value of a stock award depend entirely on increases in the price of the Company's Common Stock.

     Other Compensation. The Company provides executive officers with medical, pension, thrift incentive and other benefits under plans that are generally available to the Company's employees, as well as a Supplementary Executive Retirement Plan, described elsewhere in this proxy statement, and various welfare and fringe benefits.

     Chief Executive Officer Compensation. Both Mr. Gerson, the Chairman and Chief Executive Officer of the Company, and Mr. Anathan, currently the Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Company, had the responsibilities typically associated with the position of chief executive officer until June 1997. For the balance of the fiscal year, only Mr. Gerson had such responsibilities. The Compensation Committee reviewed Messrs. Gerson's and Anathan's compensation in April of 1997. At that time, the Compensation Committee elected to make increases to Messrs. Gerson's and Anathan's base compensation, from $575,000 to $632,500 for Mr. Gerson and from $550,000 to $607,500 for Mr. Anathan, in recognition of their meeting the established performance goals for the Company for fiscal 1996. These objectives, and their relative weights, were 30% for total sales, 40% for earnings per share and 30% for strategic repositioning. The Compensation Committee elected not to award Messrs. Gerson and Anathan bonuses for fiscal 1997.

                                            Paul D. Paganucci
                                            Chairman of the Committee

                                            Robert P. Henderson

                                            Harold Leppo

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     The Compensation Committee consists of Messrs. Paganucci, Henderson and Leppo, directors who are not present or former officers or employees of the Company. During fiscal 1997, no executive officer of the Company served as a director or member of the compensation committee (or other committee serving an equivalent function) of any other entity any of whose executive officers has served as a director or member of the Compensation Committee of the Company.

                           SUMMARY COMPENSATION TABLE

     The following table sets forth, for each of the last three fiscal years, certain information concerning the compensation of the Company's Chief Executive Officer and the Company's three other most highly compensated executive officers (the "Named Executive Officers").

                                                                                              LONG TERM
                                                                                             COMPENSATION
                                                                                             ------------
                                                                                                AWARDS
                                                                                             ------------      ALL
                                                  ANNUAL COMPENSATION          OTHER          SECURITIES      OTHER
                                               --------------------------      ANNUAL         UNDERLYING     COMPEN-
                  NAME AND                             SALARY     BONUS     COMPENSATION       OPTIONS       SATION
             PRINCIPAL POSITION                YEAR     ($)        ($)         ($)(A)            (#)           ($)
--------------------------------------------------------------------------------------------------------------------

Samuel J. Gerson.............................  1997   $603,750   $      0     $82,358(b)             0       $13,692(f)
Chairman, Chief                                1996    575,000    575,000      61,345(b)        93,400        11,313
Executive Officer                              1995    575,000          0      59,665(b)       252,500(d)     10,587
and Director

W. Jay Carothers.............................  1997    341,744          0           0          300,000        11,256(g)
President, Chief
Operating Officer

Steven R. Siegel.............................  1997    257,500     25,000           0           10,000         1,905(h)
Executive Vice                                 1996    243,700    100,000           0           40,000         1,910
President, CFO,                                1995    235,000     50,000           0           75,000(e)        467
Treasurer and
General Counsel

Mone Anathan, III............................  1997    510,677          0      56,432(c)             0        13,702(i)
Vice Chairman,                                 1996    550,000    575,000           0           93,400        11,074
and Director                                   1995    550,000          0           0          252,500(d)     10,338

---------------
(a) In accordance with the rules of the Securities Exchange Commission, other compensation in the form of perquisites and other personal benefits has been omitted in those instances where the aggregate amount of such perquisites and other personal benefits constituted less than the lesser of $50,000 or 10% of the total annual salary and bonus for the Named Executive Officer for such year.

(b) Other annual compensation for Mr. Gerson includes $18,086 and $26,469 for financial consulting services provided by an outside party in 1996 and 1995, respectively, and $23,510 and $17,271 for supplemental medical insurance in 1996 and 1995, respectively, and $36,279 for executive discount for 1997.

(c) Other annual compensation for Mr. Anathan includes $16,200 for financial consulting services provided by an outside party in 1997.

(d) On February 7, 1995, the Compensation Committee repriced 252,500 of Mr. Gerson's and 252,500 of Mr. Anathan's outstanding stock options. In connection with this repricing, both Mr. Gerson and Mr. Anathan forfeited options for 60,000 shares.

(e) On February 7, 1995, the Compensation Committee repriced 75,000 of Mr. Siegel's outstanding stock options.

(f) Consists of contributions of $1,696 to the Filene's Basement, Inc. 401(k) Plan, $2,885 for the dollar value of the insurance premiums paid by the Company on behalf of Mr. Gerson with respect to term life insurance and accidental death and dismemberment insurance and $9,111 for the value of the Term Insurance Component, as defined below, on a split-dollar life insurance policy on Mr. Gerson. (See "Split-Dollar Insurance Policies" below.)

(g) Consists of the insurance premium paid by the company on behalf of Mr. Carothers with respect to term life insurance and accidental death and dismemberment insurance.

(h) Consists of contributions of $1,696 to the Filene's Basement, Inc. 401(k) Plan and $209 for insurance premiums paid by the Company on behalf of Mr. Siegel with respect to term life insurance and accidental death and dismemberment insurance.

(i) Consists of contributions of $1,696 to the Filene's Basement, Inc. 401(k) Plan, $3,020 for insurance premiums paid by the Company on behalf of Mr. Anathan with respect to term life insurance and accidental death and dismemberment insurance and $8,987 for the value of the Term Insurance Component as defined below, on a split-dollar life insurance policy on Mr. Anathan. (See "Split-Dollar Insurance Policies" below.)

     The following table sets forth information concerning the value of unexercised stock options held by each of the Named Executive Officers at fiscal year end. None of the Named Executive Officers exercised any stock options in fiscal 1997.

           AGGREGATED OPTION / SAR EXERCISES IN LAST FISCAL YEAR AND
                       FISCAL YEAR-END OPTION/ SAR VALUES

                                                 NUMBER OF SECURITIES
                                                UNDERLYING UNEXERCISED           VALUE OF UNEXERCISED
                                                      OPTIONS AT                 IN-THE-MONEY OPTIONS
                                                   FISCAL YEAR-END              AT FISCAL YEAR-END(A)
                                             ----------------------------    ----------------------------
                                             EXERCISABLE    UNEXERCISABLE    EXERCISABLE    UNEXERCISABLE
                   NAME                          (#)             (#)             ($)             ($)
                   ----                      -----------    -------------    -----------    -------------
Samuel J. Gerson...........................    609,350          87,550        $630,421         $13,081
W. Jay Carothers...........................          0         300,000        $      0         $     0
Steven R. Siegel...........................     28,750          96,250        $ 14,015         $42,046
Mone Anathan, III..........................    609,350          87,550        $619,351         $13,081

---------------

(a) Value of unexercised in-the-money options represents the difference between the closing price of the Company's Common Stock on January 31, 1998 ($4.32375) and the exercise price of the option, multiplied by the number of shares subject to the option.

     The following table sets forth information concerning stock options granted during fiscal 1997.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                              INDIVIDUAL GRANTS
                          ----------------------------------------------------------
                           NUMBER OF     PERCENT OF TOTAL
                           SECURITIES      OPTIONS/SARS
                           UNDERLYING       GRANTED TO      EXERCISE OR                  GRANT DATE
                            OPTIONS/       EMPLOYEES IN     BASE PRICE    EXPIRATION  PRESENT VALUE(B)
          NAME            SARS GRANTED     FISCAL YEAR        ($/SH)         DATE           ($)
          ----            ------------   ----------------   -----------   ----------  ----------------
Samuel J. Gerson........          0               0%         N/A             N/A                N/A
W. Jay Carothers........    300,000(a)           60%          $5.8125       6/2/07       $1,377,000
Steven R. Siegel........     10,000(a)            2%           6.50        6/26/07           51,200
Mone Anathan, III.......          0               0%         N/A             N/A                N/A

---------------

(a) Options vest in four equal annual installments on each of the first four anniversaries of the date of grant.

(b) Calculated in accordance with the Black-Scholes option pricing model. This model takes into account, in valuing an option, the volatility of the Company's Common Stock as well as the current stock price, dividend rate, current market interest rate, term of the option and exercise price. The Black-Scholes model is generally used to value exchange traded options. Stock options, which are long-term, non-transferable and subject to vesting restrictions, differ from exchange traded options, which are short-term and can be exercised or sold immediately in a liquid market. In calculating the grant date present values in the table, a factor of 65.72% has been assigned to the volatility of the Common Stock based on stock market quotations during fiscal 1997, the annual dividend rate has been set at $0 per share, the risk free rates of return have been fixed at 6.66% and 6.50% for the June 2, 1997 and June 26, 1997 grant dates, respectively, based on ten year U.S. Treasury Note rates, and the actual term of ten years for the options has been used.

                PERFORMANCE GRAPH: JANUARY 1993 -- JANUARY 1998

     The following graph shows a comparison of cumulative total return among Filene's Basement Corp., Nasdaq Stock Market (US) Index and Standard & Poor's Retail Specialty Apparel Index. The annual changes for the period shown in the following graph are based on the assumption that $100 had been invested in Filene's Basement Corp. Common Stock and each index on January 30, 1993 and that all dividends were reinvested. The total cumulative dollar returns depicted on the graph represent the value that such investments would have had on January 29, 1994, January 28, 1995, February 3, 1996, February 1, 1997 and January 31, 1998.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN*
      AMONG FILENE'S BASEMENT CORP., THE NASDAQ STOCK MARKET (U.S.) INDEX
            AND THE STANDARD & POOR'S RETAIL SPECIALTY APPAREL INDEX

                                                                                           NASDAQ
                                                      FILENE'S            S&P              STOCK
               MEASUREMENT PERIOD                     BASEMENT           RETAIL            MARKET
             (FISCAL YEAR COVERED)                     CORP.           (APPAREL)           (U.S.)
1/30/93                                                        100               100               100
1/29/94                                                         57                85               115
1/28/95                                                         23                68               110
2/3/96                                                          15                81               155
2/1/97                                                          32               103               203
1/31/98                                                         25               187               240

* $100 INVESTED ON 1/30/93 IN STOCK OR INDEX -- INCLUDING REINVESTMENT OF DIVIDENDS

RETIREMENT BENEFITS

     The Company has a non-contributory defined benefit pension plan (the "Pension Plan"), which covers substantially all of its employees, and a Supplementary Executive Retirement Plan (the "SERP") to preserve certain benefits for employees whose retirement benefits under the Pension Plan are affected by limitations imposed by the Internal Revenue Code of 1986, as amended (the "IRC").

     The following table shows estimated annual benefits payable (before deduction of any amounts payable from the Federated Department Stores, Inc. Pension Plan because of the recognition of credited service prior to August 1,
1988) upon retirement in 1997 at age 65 under the Pension Plan, as supplemented by the SERP for services performed and compensation earned through December 31, 1997 on a 100% straight-life annuity basis, to persons in specified remuneration and years-of-service classifications.

    FINAL AVERAGE                                  YEARS OF SERVICE
       ANNUAL          -------------------------------------------------------------------------
    COMPENSATION          5         10         15         20         25         30         35
    -------------         -         --         --         --         --         --         --
 125,000.............  $ 7,504   $ 15,007   $ 22,511   $ 30,015   $ 37,518   $ 45,022   $ 45,022
 150,000.............    9,191     18,382     27,573     36,765     45,956     55,147     55,147
 175,000.............   10,879     21,757     32,636     43,515     54,393     65,272     65,272
 200,000.............   12,566     25,132     37,698     50,265     63,831     75,397     75,397
 250,000.............   15,941     31,882     47,823     63,765     79,706     95,647     95,647
 300,000.............   19,316     38,632     57,948     77,265     96,581    115.897    115,897
 400,000.............   26,066     52,132     78,198    104,265    130,331    156,397    156,397
 500,000.............   32,816     65,632     98,448    131,265    164,081    196,897    196,897
 600,000.............   39,566     79,132    118,698    158,265    197,831    237,397    237,397
 700,000.............   46,316     92,632    139,948    185,265    231,581    277,897    277,897
 800,000.............   53,066    106,132    159,198    212,265    265,331    318,397    318,397
 900,000.............   59,816    119,632    179,448    239,265    299,081    358,897    358,897
1,000,000............   66,566    133,132    199,698    266,265    332,831    399,397    399,397
1,100,000............   73,316    146,632    219,948    293,265    366,581    439,897    439,897
1,200,000............   80,066    160,132    240,198    320,265    400,331    480,397    480,397
1,300,000............   86,816    173,632    260,448    347,265    434,081    520,897    520,897
1,400,000............   93,566    187,132    260,698    374,265    467,831    561,397    561,397
1,500,000............  100,316    200,632    300,948    401,265    501,581    601,897    601,897

     The amounts shown above are applicable to employees retiring in 1997 (at age 65) and are payable in single-life annuity form. Amounts shown as "Final Average Annual Compensation" represent the average of a participant's highest five years' compensation (total salary and bonus, including W-2 earnings and deferred compensation) in the last ten years of his employment. For 1997, total salary and bonus for Messrs. Gerson, Anathan and Siegel, all of whom participate in both pension plans, is the same, for purposes of calculating their aggregate benefits under those plans, as their respective salary and bonus shown in the Summary Compensation Table. As of December 31, 1997, Messrs. Gerson, Anathan and Siegel had 23, 22 and 6 years of credited service, respectively, under the plans.

EMPLOYMENT AGREEMENTS

     Mr. Gerson entered into an employment agreement (the "Gerson Agreement") with the Company and its wholly-owned subsidiary, Filene's Basement, Inc. ("FBI," and together with the Company, the "Employers"), on June 5, 1992. The Gerson Agreement provides for employment for a rolling three-year period (the "Employment Period"). Upon notice by the Company that the Employment Period shall cease, the Employment Period will be fixed and will end on the third anniversary of the date of such notice. Although employment under the Gerson Agreement can be terminated before the end of the Employment Period by the Employers or by Mr. Gerson for Good Reason (as defined), such termination will not shorten the Employment Period for purposes of calculating the severance payments and fringe benefit continuation described below. The Gerson Agreement provides for a minimum annual salary of $550,000 which amount is subject to upward adjustment by the Board of Directors, but not to reduction below any such increased amount. The Gerson Agreement also provides for annual and long-term bonuses in accordance with the Employers' compensation programs, fringe benefits generally available to executives, other benefits noted in the Summary Compensation Table and payments by the Employers to compensate for any diminution during the Employment Period in benefits under the pension and retirement plans, 401(k) plans and health insurance coverage, including, except in the case of health insurance coverage, compensation for additional taxes resulting from such payments. The Gerson Agreement prohibits Mr. Gerson from (i) competing with the

Company for a period of six months from the date of termination of his employment if for cause (as defined), and for three years from the date of termination of his employment if due to incapacity (as defined), (ii) disclosing the Employers' confidential information, and (iii) generally, until one year after termination of employment, hiring non-clerical employees of the Employers.

     Upon termination (i) for incapacity or death, (ii) by the Company other than for cause or (iii) by Mr. Gerson for Good Reason (as defined) (the"Termination Events"), the Gerson Agreement provides for lump sum payment of accrued salary through the termination date and any accrued annual bonus or long-term bonus for prior years and periods, plus an annualized bonus based on the average bonus paid in the three preceding years and prorated according to the number of months worked in the year of termination. In addition, in the case of a Termination Event, the Gerson Agreement provides for a severance payment equal to the sum of (i) the product of (A) the sum of annual salary at the termination date and such average bonus and (B) a fraction equal to the number of months from the termination date to the end of the Employment Period divided by twelve and (ii) a long-term bonus (the discounted present value of dollar amounts earned for fully elapsed years of any long-term bonus period unexpired at the termination date). Finally, upon a Termination Event, the Gerson Agreement also provides for fringe benefit continuation until the end of the Employment Period on terms at least as favorable as those in effect at the date of such termination, and that all stock options would fully vest as would all other accrued benefits and awards. At the end of fiscal 1997, Mr. Gerson had 87,550 non-vested stock options. In the event of termination for cause, the Gerson Agreement provides only for payment of unpaid salary and prorated annualized bonus, each to the date of termination, and any accrued annual bonuses for prior years. Compensation earned in subsequent employment does not reduce compensation payable under the Gerson Agreement.

     Mr. Carothers entered into an employment agreement with FBI on June 20, 1997, pursuant to which, as amended (the "Carothers Agreement"), Mr. Carothers is employed as President and Chief Operating Officer of FBI for a rolling three-year period which commences anew each day Mr. Carothers' employment by FBI continues. Mr. Carothers receives an annual salary of at least $560,000 and is eligible to receive bonuses. The Carothers Agreement may be terminated by FBI in case of disability or death or for or without cause. If Mr. Carothers' employment is terminated (i ) because of disability or death, he is entitled to receive his base salary through the termination date, any unpaid annual bonus outstanding on such date and a prorated annual bonus for the year in which termination occurs, (ii) without cause, he shall continue to receive his base salary and benefits for the remainder of the term of the Carothers Agreement, and all then unvested stock options shall become immediately vested and exercisable or (iii) for cause, he shall be entitled to receive only accrued but unpaid salary or bonus. Mr. Carothers has agreed not to disclose confidential information and not to compete with FBI during the term of the Carothers Agreement and during any period in which he is being paid post-termination compensation.

     Mr. Siegel entered into an employment agreement with FBI on July 11, 1994, which agreement has subsequently been amended (as amended, the "Siegel Agreement"). Under the Siegel Agreement, Mr. Siegel is employed at an annual salary of at least $200,000, subject to increase by Mr. Gerson. Mr. Siegel is eligible to receive increases in such compensation, bonuses or other additional compensation. The Siegel Agreement provides for employment for a rolling three-year period which commences anew each day Mr. Siegel's employment by FBI continues. The Siegel Agreement is subject to earlier termination upon the death of Mr. Siegel or for disability or cause (each as defined). Upon termination for cause, Mr. Siegel is entitled only to salary and benefits accrued through the termination date. In the event that Mr, Siegel's employment is terminated without cause, Mr. Siegel will receive any accrued but unpaid compensation, including any bonus, and his base salary for the ensuing three years. Also, in such an event, all of Mr. Siegel's then unvested stock options shall become immediately vested and exercisable and his benefits shall continue for a period of three years. Pursuant to the Siegel Agreement, Mr. Siegel has agreed not to disclose FBI's confidential information, not to violate the conflict of interest statement that he has signed, during the term of his employment not to have an investment of $100,000 or more in a competing business (as defined) or render personal service thereto and, until two years after termination of his employment, not to hire FBI's employees.

     On August 22, 1997, Mr. Anathan, FBI and the Company entered into an amendment to his employment agreement, which agreement had been, and except as described herein, remains substantially similar to the

Gerson Agreement. Under the employment agreement, as amended (the "Anathan Agreement"), Mr. Anathan is employed by the Company as Vice Chairman of the Board of Directors and Chairman of the Executive Committee of the Company and FBI for a three year term ending August 22, 2000. Mr. Anathan is required to devote 75%, 50% and 50% of his working time to the Company during the three years of the employment term, respectively. Mr. Anathan's annual base salary and incentive bonus is set at 75%, 50% and 50% of the Chief Executive Officer's salary and bonus for years one, two and three, respectively. Upon termination for incapacity or death, by the Company other than for cause or by Mr. Anathan for good reason (as defined), the Anathan Agreement provides for lump sum payment of accrued salary through the termination date and any accrued annual bonus or long-term bonus for prior years and periods, plus an annualized bonus based on the bonus paid in respect of the last year for which an annual bonus was paid and prorated according to the number of months worked in the year of termination. In addition, the Anathan Agreement provides for a severance payment equal to the sum of (i) the product of (A) the sum of annual salary at the termination date and (B) a fraction equal to the number of months from the termination date to the end of the Employment Period divided by twelve, (ii) the annualized bonus and (iii) a long-term bonus (the discounted present value of dollar amounts earned for fully elapsed years of any long-term bonus period unexpired at the termination date). The Anathan Agreement also provides for fringe benefits continuation. In addition, all stock options would fully vest as would all other accrued benefits and awards. At the end of fiscal 1997, Mr. Anathan had 87,550 non-vested stock options. Under the Anathan Agreement, on September 22, 1999, all Mr. Anathan's then non-vested stock options will vest and become immediately exercisable.

CHANGE-IN-CONTROL AGREEMENTS

     Mr. Gerson has entered into a Change-in-Control Agreement (the "Agreement") with the Company. The Agreement provides for benefits in the event of either a "qualified termination" of employment (as defined) within 36 months following a change in control (as defined), or a termination for any reason (whether by the Company or Mr. Gerson) during the one-month period beginning on the first day of the twelfth month following a change in control. In such event, Mr. Gerson would receive any accrued and unpaid salary, a lump-sum cash payment equal to three times the sum of his highest annual base salary in the calendar year during which the change in control occurred plus his average annual earned bonus over the three previous years, continued medical and life insurance benefits during the 36-month period following termination and payment of reasonable legal fees and expenses incurred in enforcing rights to benefits under the Agreement. The Company also would be obligated to Mr. Gerson for an amount sufficient to pay any excise tax under the rules of the IRC governing changes in control. Payments under the Agreement are due only to the extent they exceed payments to be made to Mr. Gerson under any other agreement with the Company, including his employment agreement.

     Mr. Carothers' employment agreement provides that, in the event of any termination of employment without cause (as defined) by FBI, he will receive a continuation of Base Salary and all fringe benefits for 36 months following such termination.

     Mr. Siegel's employment agreement provides that, in the event a terminating event (as defined) occurs within twelve months following a change in control of the Company (as defined), Mr. Siegel will receive an amount equal to 36 months' compensation under the Siegel Agreement and continuation of benefits for 36 months following the terminating event.

     Mr. Anathan and the Company have entered into a Change-in-Control Agreement substantially similar to the Agreement with Mr. Gerson described above.

SPLIT-DOLLAR INSURANCE POLICIES

     The Company has, since 1994, paid premiums on split-dollar life insurance policies (the "Policies") on Messrs. Gerson and Anathan (for purposes of this paragraph, the "Executives"), and since 1997 on Mr. Siegel. Each Policy has two components: (1) the cash surrender value ("Cash Surrender Component") and (2) the face value in excess of the Cash Surrender Component ("Term Insurance Component"). The value of the Term Insurance Component (which is reflected in each Executives' taxable income for 1997) is reflected in the Summary Compensation Table in the column "All Other Compensation" for 1997. See "Summary Compensation Table." The remainder of the premiums does not provide any incremental benefit to the Executives because the Cash Surrender Component is used to fund the SERP and no Executive has any residual equity interest in the Cash Surrender Component over and above the amounts necessary to fund the SERP. See "Retirement Benefits."

                     RELATIONSHIP WITH INDEPENDENT AUDITORS

     The Board of Directors has selected the firm of Arthur Andersen LLP, independent auditors, as auditors for the Company for the fiscal year ending January 30, 1999. A representative of Arthur Andersen LLP is expected to be present at the Annual Meeting with the opportunity to make a statement, if he or she desires, and to respond to appropriate questions.

                 STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

     Proposals of stockholders submitted for consideration at the 1998 annual meeting of stockholders must be received by the Company not later than January 20, 1999 in order to be considered for inclusion in the Company's proxy material for that meeting.

     The Company's Restated By-Laws also establish an advance notice procedure with respect to stockholder nomination of candidates for election as directors. A notice regarding stockholder nominations for director must be accompanied by a petition signed by at least 100 record holders representing in aggregate at least 1% of the outstanding shares entitled to vote for directors. Such notice must be received by the clerk of the Company not less than 60 days or more than 90 days prior to the applicable stockholder meeting, provided, however, that, in the event the date of the meeting is not publicly announced by the Company more than 70 days prior to the meeting, the notice must be received by the Company not later than the close of business on the tenth day following the day on which such announcement of the date of the meeting is made. Any such notice must be written and contain certain specified information concerning the persons to be nominated and the stockholder submitting the nomination, all as set forth in the Company's Restated By-Laws. The presiding officer of the meeting may refuse to acknowledge any director nomination not made in compliance with such advance notice requirements. The Company has not publicly announced the date of the 1998 Annual Meeting prior to the mailing of the accompanying Notice of Annual Meeting and this Proxy Statement. Nominations for Director to be acted upon at the 1998 Annual Meeting must comply with the timing and informational requirements described above.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of the Company's outstanding shares of Common Stock to file reports of ownership and changes in ownership with the SEC. Officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish the Company with copies of all Section 16(a) forms they file.

     Based solely on its review of the copies of such forms received by it or written representations from certain reporting persons that no section 16(a) reports were required for those persons, the Company believes that, during the fiscal year ended January 31, 1998, all filings requirements were complied with, except, in May 1998, Mr. Siegel filed a Form 4 to report a stock option grant made in June 1997.

                                 OTHER BUSINESS

     The Board of Directors knows of no other business to be brought before the Annual Meeting which is not referred to in the accompanying Notice of Annual Meeting. Should any such matters be presented, the

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

persons named in the proxy intend to take such action in regard to such matters as in their judgment seems advisable.

     THE BOARD OF DIRECTORS HOPES THAT STOCKHOLDERS WILL ATTEND THE MEETING. WHETHER OR NOT YOU PLAN TO ATTEND, YOU ARE URGED TO COMPLETE, DATE, SIGN AND RETURN THE ENCLOSED PROXY IN THE ACCOMPANYING ENVELOPE. PROMPT RESPONSE WILL GREATLY FACILITATE ARRANGEMENTS FOR THE MEETING AND YOUR COOPERATION IS APPRECIATED. STOCKHOLDERS WHO ATTEND THE MEETING MAY VOTE THEIR STOCK PERSONALLY EVEN THOUGH THEY HAVE SENT IN THEIR PROXIES.

                                            By Order of the Board of Directors,

                                     /s/ Steven R. Siegel
                                            STEVEN R. SIEGEL,
                                            Clerk

May 20, 1998

                             FILENE'S BASEMENT CORP.

                                40 Walnut Street
                         Wellesley, Massachusetts 02181

                 ANNUAL MEETING OF STOCKHOLDERS - JUNE 25, 1998
               PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints Samuel J. Gerson and Steven R. Siegel as Proxies, with full power of substitution to each, to vote for and on behalf of the undersigned at the 1998 Annual Meeting of Stockholders of FILENE'S BASEMENT CORP. (the "Company") to be held at BankBoston, N.A., 100 Federal Street, Boston, Massachusetts at 2:00 p.m. on Thursday, June 25, 1998, and at any adjournment(s) thereof. The undersigned hereby directs the said Proxies to vote in accordance with their judgment on any matters which may properly come before the Annual Meeting, all as indicated in the Notice of Annual Meeting, receipt of which is hereby acknowledged, and to act on the following matters set forth in such Notice as specified by the undersigned.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER(S). IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE CLASS I DIRECTOR NOMINEES.

PLEASE VOTE, DATE AND SIGN ON REVERSE AND RETURN PROMPTLY IN THE ENCLOSED ENVELOPE.

Please sign exactly as your name(s) appear(s) on the books of the Company. Joint owners should each sign personally. Trustees and other fiduciaries should indicate the capacity in which they sign, and where more than one name appears, a majority must sign. If the owner is a corporation, this signature should be that of an authorized officer who should state his or her title.

HAS YOUR ADDRESS CHANGED?

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DO YOU HAVE ANY COMMENTS?

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


/X/  PLEASE MARK VOTES
     AS IN THE EXAMPLE


FILENE'S BASEMENT CORP.

RECORD DATE SHARES:

Please be sure to sign and date this Proxy.                   Date


Stockholder sign here                                         Co-owner sign here


1.   Election of Class I Directors.  Nominees:

                  Samuel J. Gerson
                  Robert P. Henderson
                  Paul D. Paganucci

For All Nominees: ____   Withheld: ____   For All Except: ____

NOTE: If you do not wish you shares voted "For" a particular nominee, mark the "For All Except" box and strike a line through the name(s) of the nominee(s). Your shares will be voted for the remaining nominee(s).

IN THEIR DISCRETION, THE PROXIES ARE AUTHORIZED TO VOTE UPON ANY OTHER BUSINESS THAT MAY PROPERLY COME BEFORE THE MEETING OR AT ANY ADJOURNMENT(S) THEREOF.

Mark box at right if an address change or comment has been noted on the reverse side of this card. _____

DETACH CARD                                                          DETACH CARD

                             FILENE'S BASEMENT CORP.

Dear Stockholder:

Please take note of the important information enclosed with this proxy card. Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

Please mark the boxes on this proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy card in the enclosed postage paid envelope.

Your vote must be received prior to the Annual Meeting of Stockholders, to be held at 2:00 p.m. on Thursday, June 25, 1998.

Thank you in advance for your prompt consideration of these matters.

Sincerely,

Filene's Basement Corp.